Exhibit 4.3
* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
English translation as reference only
JA Solar Holdings Co., Ltd.
Solar Photovoltaic Industrial Base Project
Investment Agreement
This Agreement for Investment to Solar Photovoltaic Industrial Base Project by JA Solar Holdings Co., Ltd. (this “Agreement”) dated February 26, 2011 is entered in Hefei, the People’s Republic of China (“PRC”) by and between:
The Management Committee of Hefei High-Tech Industrial Development Zone (“Party A”), located at 622 Huangshan Roan, Hefei, Anhui, postal code: 230088; and, JA Solar Holdings Co., Ltd. (“Party B”), located at 36 Jiangchang 3rd Road, Zhabei District, Shanghai, postal code: 200436.
(For the purpose of this Agreement, Party A and Party B are hereinafter collectively referred to as “Parties”, and is respectively referred to as a “Party”.)
WHEREAS
1.	Hefei High-tech Industry Development Zone (“Hefei High-tech Zone”) is one of the first China National Economic and Technical Development Zones approved for establishment by the State Council of the PRC. As the administrative body of Hefei High-tech Zone, Party A highly appraises the performance achieved by Party B in new energy field, hoping Party B to introduce advanced technology and management concept for the construction of new energy industrial base of Hefei High-tech Zone.
2.	Party B, as the world largest solar cell manufacturer and a diversified business operator in new energy field, specializing in R&D and production of solar polycrystalline silicon ingot, polycrystalline silicon wafers, solar cells and modules, owning the most advanced production technology and equipment in the world and a complete solar energy industrial chain, has the desire to introduce advanced technology and management concept for the construction of new energy industrial base of Hefei High-tech Zone.
3.	The Parties would like to strengthen the mutual cooperation on the follow-up projects in new energy field and build up a strategic cooperation relationship, following the investment by Party B in the silicon wafers, solar cells and modules production project in Hefei High-tech Zone.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
NOW, THEREFORE, through friendly negotiations and adhering to principles of equality and willingness, the Parties hereby agree and intend to be bound as follows:
I.	DEFINITIONS
1.	The annual capacity of 3GW silicon wafers, 3GW solar cells and 3GW solar modules, which is expected to be completed in three phases.
2.	“Project Company” means that Party B proposes to incorporate and register JingAo (Hefei) New Energy Co., Ltd. (proposed name, “New Energy Company”) with a registered capital of *** (to be paid in by installments in accordance with laws of the PRC) in Hefei through its offshore holding company; the New Energy Company will, as the investment and financing entity, duly incorporate the Project Company in Hefei High-tech Zone, given the proposed name of “JingAo (Hefei) Solar Technology Co., Ltd.”, which will construct and operate the Project as an independent legal person (“Project Company”), of which the registered capital will be no less than *** (to be paid in by installments in accordance with laws of the PRC).
3.	“Party A’s Designated Company” means the state-owned investment and construction entity subordinate to Party A.
4.	“Joint Working Group” means the Project management team consisting of relevant staff of the Parties, being responsible for coordinating and promoting the construction and operation of the Project before the Project is completed and launched for production.
5.	“Project Approvals” means all the governmental examination and approval, registration and filing to be obtained for the construction and operation of the Project, including without limitation, the verification/filing, environmental protection examination and approval, land use examination and approval, planning examination and approval, and the application for construction with respect to the Project.

6.	“GW” means 1000 megawatt.
II.	COOPERATIVE MODEL
1.	Incorporation of Project Company
Within *** upon the effectiveness of this Agreement, Party B will incorporate the New Energy Company and the Project Company in the form of wholly foreign owned company in Hefei High-tech Zone through its offshore holding company. The Project Company will be solely responsible for the construction and operation of the Project. The Project Company will seek to be listed publicly in the future with the assistance of Party A.
2.	Finance
In order to support Party B’s development in Hefei High-tech Zone, Party A will provide proper and lawful financing support to the New Energy Company and Project Company to be incorporated by Party B in Hefei High-tech Zone, with the support of Party A’s Designated Company or Hefei local government. The total amount of financing for one certain phase of the Project is *** (to be paid in according to the actual process of the Project). Upon incorporation of the New Energy Company and the Project Company being successfully registered (subject to the obtaining of Enterprise Legal Person Business License), each time Party A will fully pay the amount of financing within three (3) days after receiving the specific financing utilization requirement from Party B and examining the actual process of the Project. Party A shall also be responsible for coordinating with the local bank for provision of *** facility to the Project Company. Party A undertakes to provide the financing support according to the Project process and funds necessity without imposing any adverse effect to the construction of the Project (sample attached hereto as appendix), in order to ensure the performance of this term.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
III.	PROJECT
On the premise that Party A’s Designated Company provides the financing support on time, Party B undertakes as follows with respect to the Project:
1.	Content of Project
The whole Project will be completed in three phases, upon completion having the annual capacity of 3GW silicon wafers, 3GW solar cells and 3GW solar modules. Each phase is planed with the annual capacity of 1GW silicon wafers, 1GW solar cells and 1GW solar modules. During the construction of phase II and phase III, the specific combination for each phase may be adjusted according to the market needs, however the overall capacity remains unchanged.
2.	Project Construction Timeline
The whole construction period starts from March 2011 and ends at the end of 2013, the Project is constructed in several phases:
Upon the execution of this Agreement, the Parties will initiate the preliminary formalities, trying to ensure the construction of Project be started before March 2011, and the construction of phase I is expected to be completed for production by the end of December 2011.
Construction of phase II is expected to start by September 2011, and phase II is to be launched for production by the end of September 2012.
Construction of phase II is expected to start by September 2012, and phase III is to be launched for production by the end of September 2013.
3.	Input and Output
Total investment to the Project amounts to *** approximately, which is evenly divided to *** for each phase, which consist of:

Investment to silicon wafers	***

Investment to solar cells	***

Investment to solar modules	***

Investment to motive device	***

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
Once phase I has the planned capacity at the end of 2012, the total production output may reach *** approximately, and income tax of *** may be realized; once three phases are completed and have the planned capacity at the end of 2013, the total production output may reach ***, and income tax of *** may be realized.
4.	Party B warrants to equip corresponding technical and R&D personnel compatible with the scale of the Project Company in Hefei High-tech Company, and to introduce its technology and theory in respect of solar photovoltaic industry to the proposed Project Company. Party B plans to establish a solar photovoltaic R&D centre in Hefei High-tech Zone.
IV.	SUPPORTING POLICIES
In consideration of Party B’s undertakings regarding the Project set out in above Article III, Party A will provide the following support to the Project:
1.	Party A will assist the Project Company to ***.
2.	Party A will assist the Project to ***, assist the Project Company to apply for and enjoy related supporting policies provided by the State, Anhui province, and Hefei local government.

3.	Party A will assist the Project Company to ***.
4.	Within *** upon the launch for production of phase I, Party A shall allocate *** of the Hefei local government reserved portion in the value-added taxes and income taxes paid by the Project Company to the Project Company as rewarding. Within *** upon the expiration of above mentioned***, Party A shall Party A shall allocate *** of the Hefei local government reserved portion in the value-added taxes and income taxes paid by the Project Company to the Project Company as rewarding.
5.	Party A shall provide support and assistance with public listing of the Project Company in an active manner. If the Project Company is successfully listed, Party A will reward the Project Company pursuant to relevant rules of Hefei Government.
6.	Party A undertakes to make every possible endeavor to provide utmost assistance to the Project Company with respect to human resources introduction, technology development, planning, land use, funding, environmental protection, and governmental examination and approval, registration and filing.
7.	Party A will coordinate with related authorities such as power supply department, to assist Party B to establish a solar energy sample project with the annual capacity no less than 10GW.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
8.	The Project Company may not repeatedly enjoy above mentioned supporting policies, and shall be subject to the change in laws, regulations and policies of the national, provincial and municipal governments.
V.	PROJECT APPROVALS
As the body submitting application, the Project Company shall complete all required application formalities for the Project in accordance with applicable laws and regulations of the PRC, and Party A shall provide necessary administration and services, to ensure all applications can be timely approved, registered and recorded.
VI.	PROJECT LOCATION AND CONSTRUCTION
1.	Party A shall ensure the availability of land for purpose of the Project. The proposed Project will be located at the southeastern corner of the intersection of Changning Avenue and Boyanwan in Hefei High-tech Zone, with the area of *** mu approximately (subject to the final approval by the land and resources authority). The investment to one unit of land should not be lower than *** (subject to the final approval by the land and resources authority). The Project Company shall have an overall land use plan, and will be assigned certain parcels of land in batches in accordance with applicable laws and regulations as well as the land use policies at provincial and municipal levels.
2.	The Project shall be in compliance with the industrial development planning, land use planning, environmental protection planning and other planning requirement of Hefei and Hefei High-tech Zone, and related laws, regulations and rules at national, provincial and municipal levels as well as other governmental documents.
3.	The land planned for the Project and the buildings and structures on the land can only be used for the construction and operation of the Project hereunder which is verified by competent authorities. Party B should not at its own discretion construct any unverified or approved project on the Project land, or change the land use purpose, or transfer, sell or lease the land or the building or structure thereon by violating laws regulations or without Party A’s consent. Otherwise, Party A has the right to retrieve the land.
4.	Party A shall timely provide all necessary infrastructure and auxiliary facilities compatible with the construction and operation of the Project. The Parties may enter into an additional memorandum with respect to the time, method and requirements regarding the provision of such necessary infrastructure and auxiliary facilities compatible with development of the Project within one (1) month upon the execution of this Agreement.
VII.	MISCELLANEOUS
1.	Supplemental
In the course of the performance of this Agreement, for any issue not contemplated or expressly set out herein, the Parties may enter into an additional agreement as supplemental or amendment to this Agreement through friendly negotiations, which has the same legal effect with this Agreement.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
2.	Joint Working Group
The Parties shall establish the Joint Working Group within five (5) business days upon the execution of this Agreement, which will be responsible to promote and manage the development of the Project.
3.	Force Majeure
(this original version stops here) If the Project construction is delayed due to any reason attributable to any third party of either Party or any force majeure event, then the construction schedule shall be postponed accordingly. If the Project construction is delayed due to the reasons attributable to either Party, then after negotiating with the other Party, the Parties may conclude any supplemental to this Agreement regarding the construction schedule.
4.	Breach Liabilities
The Parties shall establish a highly efficient, stable, clear communication mechanism, which shall be responsible for by specific personnel. The Parties shall hold scheduled or extraordinary meetings to solve problems and difficulties. Should either Party breach any provision herein, the other Party shall give a formal notice to the breaching Party in writing or in other ways within five (5) business days, requiring the breaching Party to correct the default as soon as possible, or take necessary and practical measures to cure it. The breaching Party shall reply to such notice in writing within five (5) business days after receiving such notice, specifying the corrective or curing measures taken by it. In the event that either Party breaches any provision herein and fails to cure such default of take any corrective measures in time, the non-breaching Party may claim to the breaching Party for any direct economic losses so incurred by it, as well as the reasonable fees for taking any remedies incurred by it.
5.	Special Provisions
If the Project is suspended or terminated due to Party B’s reasons, Party B shall indemnify Party A and Party A’s designated Company for any actual losses caused to them due to Party B’s default, including without limitation, losses in principal, financing costs and any other losses caused by such default.
If the Project is suspended or terminated due to reasons attributable to Party A or Party A’s Designated Company, Party A or Party A’s Designated Company shall indemnify Party B for any direct losses so caused to Party B or the Project Company, including without limitation, funding costs, losses in disposal of equipment, and human resources costs, etc..

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
6.	Dispute Resolution
Any dispute arising from the performance of this Agreement between the Parties shall be firstly solved by the Parties through friendly negotiations, and if negotiations fail, shall be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) Shanghai Sub-commission for arbitration in accordance with its then effective arbitration rules. The arbitral award is final and binding upon the Parties.
7.	Confidentiality
Either Party shall keep strictly confidential the existence and content of this Agreement, and all information related to the Project. Without the other Party’s consent, neither Party can disclose any of the above mentioned information to any third party, however except for those required to be disclosed for purpose of performance of this Agreement in accordance with applicable laws, regulations and regulatory documents. If the Parties are required to perform the information disclosure obligations as required by laws and regulations, one Party shall give a notice to the other Party on such disclosure, in order to keep the consistency in disclosure of confidential information by the Parties.
8.	Effectiveness
This Agreement becomes effective upon being signed by the authorized representatives of the Parties and affixed with seals of the Parties, also with the approval by the Parties according to legal procedures (in respect of Party A, approved by its superior competent authority, in respect of Party B, approved by its board of directors). This Agreement is written in four (4) original copies, each Party holding two (2) copies. Each original copy has the same legal effect.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
(signature page)
IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by each of their authorized representatives on the date first above written.
Party A: The Management Committee of Hefei High-Tech Industrial Development Zone

Authorized Representative: Li Bing

By:	/s/ (Li Bing)
Date:

Party B: JA Solar Holdings Co., Ltd.

Authorized Representative: Fang Peng

By:	/s/ (Fang Peng)
Date:

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
Supplemental (I) to JA Solar Holdings Co., Ltd.
Solar Photovoltaic Industrial Base Project
Investment Agreement
February 26, 2011
Supplements on Project Land Use
Party A: The Management Committee of Hefei High-Tech Industrial Development Zone
Party B: JA Solar Holdings Co., Ltd.
(Collectively, the “Parties”)
Considering the Parties have entered into the Agreement for Investment to Solar Photovoltaic Industrial Base Project on February 26, 2011, the Parties hereby agree upon the following supplements with respect to the land use issues in relation to the investment to the silicon wafers, solar cells and modules production project in Hefei High-tech Zone by Party B:
Party A will provide utmost support to Party B for its construction and operation of solar 3GW solar silicon wafers, 3GW solar cells and modules project in Hefei High-tech Zone, and Party A will ensure the availability of the land use for Party B’s project.
1.	Party A shall provide a parcel of land for industrial purpose with the area of *** for phase I of the Project, to ensure to satisfy the Project land use needs according to the Project process. Party A will reserve a parcel of land with the area of *** to satisfy the land use needs from phase II and phase III of the Project (specific area of land subject to the final approval by competent authority).
2.	Party A shall implement “Ba Tong Yi Ping” on the land in accordance with the He Gao Guan (2010) No. 117 document, to ensure to satisfy Party B’s construction and operation needs.
3.	Party B will be duly assigned the land to be used for the Project in accordance with related land use policies and procedures.
4.	In order to support Party B’s development, Party A will, in accordance with the He Zheng (2010) No. 26 document, (duly and reasonably) ensure that the costs of Party B for obtaining the land use right is *** by means of giving rewards in the form of fixed assets investment. Party B undertakes to realize the output and taxes as set forth in the Investment Agreement.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
5.	Party A will assign the land for Party B’s use for purpose of the Project, and Party B shall conduct the planning and construction strictly in accordance with related national and local land use policies. Party B should not change the land use purpose, or divide any parcel of land for sale by means of share transfer, or sell any building or structure on the land. If the majority shareholders of the Project Company change, then the consideration for land use right shall be made up by ***.
6.	Party A shall be responsible for assisting Party B to coordinate with related departments such as power supply plant, in order to satisfy Party B’s power usage needs at the utmost extent allowed by related regulations. The Parties agree that, in accordance with the He Gao Guan (2010) No. 117 document, the power supply auxiliary facilities inside the red line on the Project land shall be constructed by Party B, and those outside the red line on the Project land is within Party A’s responsibility.
7.	The planning and construction of buildings and structures on the land shall be implemented in strict compliance with the approval opinions of the land administrative committee of Hefei. The construction and launch for production of the Project shall also be implemented pursuant to the land administrative committee of Hefei’s requirements.
This Supplemental is written in two (2) original copies, each Party holding one (1) copy. This Supplemental has the same legal effect with the Investment Agreement. This Supplemental becomes effective upon the signature of the representatives of both Parties.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
(signature page)
Party A: The Management Committee of Hefei High-Tech Industrial Development Zone

Authorized Representative: Li Bing

By: Date:	/s/ (Li Bing)

Party B: JA Solar Holdings Co., Ltd.

Authorized Representative: Fang Peng

By: Date:	/s/ (Fang Peng)